UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 1, 2013

Independence Realty Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	333-160093	26-4567130
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Cira Centre 2929 Arch St., 17th Floor Philadelphia, PA	19104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 243-9000

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 1, 2013, the board of directors (the “Board”) of Independence Realty Trust, Inc. (the “Company”) was notified that Jack E. Salmon was resigning his positions as chief executive officer and president of the Company and as one of the directors of the Company effective February 8, 2013 (the “Effective Date”). On February 1, 2013, the Board appointed Scott F. Schaeffer to serve as chief executive officer and president of the Company effective as of the Effective Date. Mr. Schaeffer will continue to serve as a director of the Company and has served as the Company’s chairman of the board since January 2011. Mr. Schaeffer has also been appointed chief executive officer of the Company’s advisor, Independence Realty Advisors, LLC, and will continue to serve as one of its managers.

Scott F. Schaeffer, age 50, has served as the chief executive officer and president of the Company since February 2013 and as chairman of the board since January 2011. Since October 2011, Mr. Schaeffer has also served as the chairman of the board of Independence Mortgage Trust, Inc., a non-listed public REIT which is focused on investments in commercial real estate loans and is sponsored by RAIT Financial Trust, the Company’s sponsor. He has also served as the chief executive officer of RAIT Financial Trust since February 2009, its president since February 2008, its chairman since December 2010, its chief operating officer from February 2008 to February 2009, its co-president and co-chief operating officer from December 2006 to February 2008 and its president and chief operating officer from September 2000 to December 2006. Mr. Schaeffer served as the vice chairman of the board of directors of Resource America, Inc., a specialty finance company, from 1998 to 2000, the executive vice president of Resource America from 1997 to 1998, and a senior vice president of Resource America from 1995 to 1997. Mr. Schaeffer also served as President of Resource Properties, Inc., a wholly owned real estate subsidiary of Resource America, from 1992 to 2000. Mr. Schaeffer served as a director of Resource America until October 2002. Mr. Schaeffer holds a Bachelor of Science in Commerce from Rider University in Lawrenceville, New Jersey.

The Company’s officers, including Mr. Schaeffer, do not receive any cash compensation from the Company for their services as officers. No plans, contracts or arrangements to which Mr. Schaeffer is a party or in which he participates were made or amended in connection with his appointment and no grants or awards were made to Mr. Schaeffer in connection with his appointment. There have been no transactions regarding Mr. Schaeffer that the Company is required to disclose pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Independence Realty Trust, Inc.

February 6, 2013	By:	/s/ JAMES J. SEBRA
James J. Sebra
Chief Financial Officer and Treasurer